UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On April 24, 2024, the board of directors of the Company (the “Board”) appointed Thurman J. Rodgers as Chief Executive Officer, effective as of April 24, 2024 (the “Effective Date”). As of the Effective Date, Chris Lundell, Chief Executive Officer, and member of the Board, stepped down as Chief Executive Officer.

Item 5.02 Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operations Officer

On April 24, 2024, Complete Solaria, Inc. (the “Company”) entered into an executive employment agreement (the “Wuebbels Agreement”) with Brian Wuebbels to serve as Chief Operations Officer, effective immediately. Mr. Wuebbels was promoted from his position as Chief Financial Officer of the Company to Chief Operations Officer as of such date.

Pursuant to the Wuebbels Agreement. Mr. Wuebbels will be entitled to a base salary of $330,000 per year, and he will be eligible for an annual bonus of 50% of his gross salary. Mr. Wuebbels is also expected to be granted an option to purchase 750,000 shares of the Company’s common stock. The Wuebbels Agreement also provides that if Mr. Wuebbels’s employment is terminated for any reason other than cause (as defined in the Wuebbels Agreement), death or disability, or if such officer resigns for good reason (as defined in the Wuebbels Agreement), and provided that in either case such termination constitutes separation from service (as defined in the Wuebbels Agreement) and the separation is not on or within 12 months following a change of control, then subject to such officer executing a release agreement in Complete Solaria’s favor, and continuing to comply with all of his obligations to Complete Solaria and its affiliates, he will receive the following benefits: (a) payment of Mr. Wuebbels earned but unpaid base salary; (b) payment of such officer of any unpaid bonus, with respect to the fiscal year immediately preceding the fiscal year in which such termination or such resignation occurs; (c) payment to such officer of any vested benefits to which he may be entitled under any applicable plans and programs of the Company; (d) a severance payment equal to six months of Mr. Wuebbels then base salary plus a pro rata portion of Mr. Wuebbels bonus with respect to the fiscal year in which such termination or such resignation occurs; (e) if such officer timely and properly elects to continue group health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of Mr. Wuebbels COBRA premium expenses until the earliest of (i) the three-month anniversary of the termination date; (ii) the date such officer is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which such officer becomes eligible to receive substantially similar coverage from another employer; and (f) the applicable post-termination exercised period for any vested options will extend to the earlier of (i) the six-month anniversary of the termination date, (ii) the expiration date of the option or (iii) earlier termination upon corporate transaction.

In addition, the Wuebbels Agreements provides that if Mr. Wuebbels employment is terminated for any reason other than cause (as defined in the Wuebbels Agreement), death or disability, or if such officer resigns for good reason (as defined in the Wuebbels Agreement), and provided that in either case such termination constitutes a separation from service (as defined in the Wuebbels Agreement) and the separation is on or within12 months following a change of control, then subject to such officer executing a release agreement in Complete Solaria’s favor, and continuing to comply with all of his obligations to Complete Solaria and its affiliates, he will receive the following benefits: (a) payment of Mr. Wuebbels earned but unpaid base salary; (b) payment of such officer of any unpaid bonus, with respect to the fiscal year immediately preceding the fiscal year in which such termination or such resignation occurs; (c) payment to such officer of any vested benefits to which he may be entitled under any applicable plans and programs of the Company; (d) a severance payment equal to 6 months of Mr. Wuebbels then base salary plus a pro rata portion of Mr. Wuebbels bonus with respect to the fiscal year in which such termination or such resignation occurs; (e) if such officer timely and properly elects to continue group health care coverage under COBRA, payment of Mr. Wuebbels COBRA premium expenses until the earliest of (i) the three-month anniversary of the termination date; (ii) the date such officer is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which such officer becomes eligible to receive substantially similar coverage from another employer; (f) the applicable post-termination exercised period for any vested options will extend to the earlier of (i) the 12-month anniversary of the termination date, (ii) the expiration date of the option or (iii) earlier termination upon a corporate transaction; and (g) acceleration of 50% of Mr. Wuebbels remaining unvested outstanding stock options subject to time-based vesting.

No arrangement or understanding exists between Mr. Wuebbels and any other person pursuant to which Mr. Wuebbels was selected to serve as Chief Operations Officer of the Company. Other than the Wuebbels Agreement, there have been no related party transactions between the Company or any of its subsidiaries and Mr. Wuebbels reportable under Item 404(a) of Regulation S-K. Mr. Wuebbels has no family relationship with any of our directors or executive officers.

The foregoing description of the Wuebbels Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Wuebbels Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPLETE SOLARIA, INC.
Dated: April 30, 2024
	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer